UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2018

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Terrance Paradie resigned as Chief Financial Officer of TransDigm Group Incorporated (the “Company”) effective January 2, 2018. Mr. Paradie will remain an employee of the Company until April 2, 2018.
On January 10, 2018, Mr. Paradie and the Company entered into a Separation Agreement whereby the Company agreed to provide Mr. Paradie with the benefits to which he would have been entitled under his Employment Agreement in the event of a resignation for good reason or a termination without cause and Mr. Paradie agreed to provide a release of claims and continuing cooperation to the Company. Specifically, Mr. Paradie will receive (a) $1,102,204 in severance, payable over a 12-month period, (b) continued vesting of options previously granted (namely, 60% of his options granted in April 2015 will be permitted to vest in accordance with their terms and 20% of his options granted in November 2016 will be permitted to vest in accordance with their terms) and (c) all of Mr. Paradie’s vested options will remain exercisable for the life of the options.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer

Date: January 12, 2018